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                                                                    EXHIBIT 5.1

                      [LETTERHEAD OF COOLEY GODWARD LLP]









                                         GREGORY C. SMITH
                                         415 693-2124
                                         smithgc@cooley.com

November 7, 1997

Walker Interactive Systems, Inc.
Marathon Plaza Three North
303 Second Street
San Francisco, CA  94107

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Walker Interactive Systems, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 500,000 additional shares of the Company's Common Stock, $.001 par value, (the "Additional Shares") pursuant to its 1995 Nonstatutory Stock Option Plan for Non-Officer Employees, as amended (the "Plan").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Plan, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Additional Shares, when sold and issued in accordance with the Plan, the Registration Statement and Related Prospectus will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

/s/ Gregory C. Smith

Gregory C. Smith